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                                                                    EXHIBIT 5(G)


                              ADVISORY AGREEMENT

                         DIVERSIFIED REAL ESTATE FUND

                            M.S.D.& T. FUNDS, INC.
                               Two Hopkins Plaza
                           Baltimore, Maryland 21201


                                 July 10, 1997



Mercantile-Safe Deposit and Trust Company
Two Hopkins Plaza
Baltimore, Maryland 21201

Dear Sirs:

     This will confirm the agreement, entered into in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, between the undersigned (the "Company") and you as follows:

     1.  General.  The Company is an open-end investment company.  This
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Agreement relates to one of the Company's portfolios -- the Diversified Real
Estate Fund (the "Fund" and collectively with other Company portfolios, the "Funds"). The Company proposes to engage in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objective, policies and limitations specified in the Fund's Prospectus and Statement of Additional Information (the "Prospectus") included in the Company's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"), filed under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended. Copies of the Prospectus have been furnished to you. Any amendments to the Prospectus shall be furnished to you promptly.

     2.  Advisory Services.  Subject to the supervision and approval of the
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Company's Board of Directors, you will provide investment management of the
Fund's portfolio in accordance with the Fund's investment objective, policies and limitations as stated in the Prospectus as from time to time in effect, and resolutions of the Company's Board of Directors of which you will be advised.
In connection therewith, you will obtain and provide investment research and will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.
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     In the event that the Company establishes one or more portfolios other than the Fund with respect to which it desires to retain you as investment adviser hereunder, it shall notify you in writing. If you are willing to render such services under this Agreement you shall notify the Company in writing, whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Fund except to the extent that said provisions (including those relating to compensation payable by such additional Fund to you as investment adviser) are modified with respect to such additional Fund in writing by you and the Company at the time.

     You will comply with all rules and regulations of the Securities and Exchange Commission applicable to you in connection with your performance of this Agreement, and will in addition conduct your activities under this Agreement in accordance with other law, including banking law, applicable to you.

     You will not make loans for the purpose of purchasing or carrying Fund shares, or make interest-bearing loans to the Company.

     You will place orders for the purchase and sale of portfolio securities and will solicit broker-dealers to execute transactions in accordance with the Fund's policies and restrictions regarding brokerage allocations. You will place orders pursuant to your investment determination for the Fund either directly with the issuer or with any broker or dealer selected by you. In executing portfolio transactions and selecting brokers or dealers, you will use your reasonable best efforts to seek the most favorable execution of orders, after taking into account all factors you deem relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Consistent with this obligation, you may, to the extent permitted by law, purchase and sell portfolio securities to and from brokers and dealers who provide brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) to or for the benefit of the Fund and/or other accounts over which you or any of your affiliates exercises investment discretion. You are authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or your overall responsibilities to the

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Fund and to the Company.  In no instance will portfolio securities be purchased from or sold to you, or the Fund's principal underwriter, or any affiliated person thereof except as permitted by the Securities and Exchange Commission.

     3.  Assistance.  You may employ or contract with other persons to assist
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you in the performance of this Agreement including, without limitation, one or more sub-advisers who may perform under your supervision any or all services described under Section 2; provided, however, that the retention of any sub-adviser shall be approved as may be required by the 1940 Act. Such other persons and/or sub-advisers may include other investment advisory or management firms and officers or employees who are employed by both you and the Company. The fees or other compensation of any such other persons or sub-advisers shall be paid by you and no obligation may be incurred on the Company's behalf to any such person or sub-adviser.

     In the event that you appoint a sub-adviser, you will review, monitor, and report to the Company's Board of Directors on the performance and investment procedures of any such sub adviser; assist and consult with any sub-adviser in connection with the Fund's continuous investment program; and approve lists of foreign countries which may be recommended by any sub-adviser for investment by the Fund.

     4.  Fees.  In consideration of the advisory services rendered pursuant to
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this Agreement, the Fund will pay you on the first business day of each month a fee at the annual rate of .80 of 1% of the value of such Fund's average daily net assets during the preceding month. Net asset value shall be computed in the manner, on such days and at such time or times as described in the Fund's Prospectus from time to time. The fee for the period from the effective date of the Registration Statement to the end of the first month thereafter shall be prorated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

     5.  Expenses.  You will bear all your own expenses in connection with the
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performance of your services under this Agreement, provided that such expenses will not include the expenses to be borne by the Fund, as set forth below. The expenses to be borne by the Fund include, without limitation, the following: organizational costs; taxes; interest; brokerage fees and commissions and other expenses in any way related to the execution, recording and settlement of portfolio security transactions; fees of Directors who are not also your officers; Securities and Exchange Commission fees; state Blue Sky

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qualification fees; charges of custodians and transfer and dividend paying agents; premiums for directors and officers liability insurance; costs of fidelity bonds; industry association fees; outside auditing and legal expenses; costs of maintaining corporate existence; costs of maintaining required books and accounts; cost of office facilities and supplies; data processing, clerical, accounting and bookkeeping services and other administrative expenses; costs attributable to investor services (including, without limitation, telephone and personnel expenses); costs of Securities and Exchange Commission regulatory reports; costs of shareholders' reports and meetings; costs of preparing, printing and mailing prospectuses for regulatory purposes and for distribution to existing shareholders; and any extraordinary expenses.

     6.  Liability.  You shall exercise your best judgment in rendering the
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services to be provided to the Fund.  You shall remit to the Fund the amount of any recovery you obtain for the benefit of the Fund from any person or sub-adviser whom you have employed or with whom you have contracted pursuant to
Section 3 of this Agreement, for the acts and omissions of such person or sub-adviser. Subject to the foregoing, the Fund agrees as an inducement to you and others who may assist you in providing services to the Fund that you and such other persons shall not be liable for any alleged or actual error of judgment or mistake of law or for any alleged or actual loss suffered by such Fund and the Fund and the Company agree to indemnify and hold harmless you and such other persons against and from any claims, liabilities, actions, suits, proceedings, judgments or damages (and expenses as and when incurred in connection therewith, including the reasonable cost of investigating or defending same, including, but not limited to attorneys' fees) arising out of any such alleged or actual error of judgment or mistake of law or loss; provided, however, that nothing herein
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shall be deemed to protect or purport to protect you or any such other persons against any liability to the Fund or to its shareholders to which you or they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder, or by reason of reckless disregard of the obligations and duties hereunder; and provided further, that
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this sentence shall not inure to the benefit of any person or sub-adviser (or others who may assist any such person or sub-adviser) whom you have employed or with whom you have contracted pursuant to Section 3 of this Agreement.

     7.  Other Accounts.  The Company understands that you and other persons
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with whom you contract to provide the services hereunder may from time to time act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Company has no objection to your or their so acting. When purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more

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companies or accounts managed by you or such other persons which have available funds for investment, the available securities may be allocated in a manner believed by you and such other persons to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for or disposed of by the Fund.

     In addition, it is understood that you and the persons with whom you contract to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your or their right to engage in and devote time and attention to similar or other businesses.

     8.  Books and Records.  In compliance with the requirements of Rule 31a-3
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under the 1940 Act, you agree that all records which you maintain for the
Company are the property of the Company and you further agree to surrender promptly to the Company any of such records upon the Company's request. You further agree to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act such records that you, as investment adviser, are required to maintain by Rule 31a-1 under the 1940 Act.

     9.  Term.  This Agreement shall continue with respect to the Fund until
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July 20, 1998 and thereafter shall continue automatically for successive 12-
month periods, provided such continuance with respect to the Fund is specifically approved at least annually by the Company's Board of Directors or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Company's Directors who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund without penalty, on 60 days' notice, by you or by the Company's Board of Directors or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     10.  Amendment.  This Agreement may be amended only by an instrument in
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writing signed by the party against which enforcement of the amendment is sought. No amendment of this Agreement shall be effective with respect to the Fund until

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approved by vote of a majority of the Fund's outstanding voting securities.

     11.  M.S.D.& T. or Mercantile-Safe Deposit & Trust Company.   The Company
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recognizes that from time to time your directors, officers and employees may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "M.S.D.& T." or "Mercantile-Safe Deposit & Trust Company" as part of their name. You or your affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Company's investment adviser, the Company agrees that, at your request, the Company will take all necessary action to change the name of the Company and its Funds to a name not including "M.S.D.& T." or "Mercantile-Safe Deposit & Trust Company" in any form or combination of words.

     12.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law; provided, that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                              Very truly yours,

                              M.S.D.& T. INC.


                              By: /s/ Leslie B. Disharoon
                                 ________________________


Accepted:

MERCANTILE-SAFE DEPOSIT AND
  TRUST COMPANY


By: /s/ Robert M. Law
   _______________________

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